Exhibit (a)(1)(c)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

DOVA PHARMACEUTICALS, INC.

at
$27.50 per share, net in cash, plus one non-transferable contingent value right for each share, which represents the contractual right to receive a cash payment of $1.50 per share upon the achievement of a specified milestone,
pursuant to the Offer to Purchase dated October 11, 2019
by

DRAGONFLY ACQUISITION CORP.

a wholly-owned indirect subsidiary of

SWEDISH ORPHAN BIOVITRUM AB (PUBL)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 8, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) certificates representing shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of Dova Pharmaceuticals, Inc., a Delaware corporation are not immediately available, (ii) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase dated October 11, 2019 (the "Offer to Purchase") cannot be completed on a timely basis or (iii) all required documents otherwise cannot be delivered to American Stock Transfer & Trust Company, LLC (the "Depositary") prior to the Expiration Date. This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

FAX: 718-234-5001

Call one of the following numbers ONLY if you are confirming a facsimile transmission
CONFIRM: 877-248-6417 or 718-921-8317

For Information call Georgeson LLC, the Information Agent, at: (866) 628-6021

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Guarantee included herein must be completed.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Dragonfly Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Swedish Orphan Biovitrum AB (publ), a public limited liability company organized under the laws of Sweden ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 11, 2019 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

(please print)

Address(es):

(Zip Code)

☐    Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

2

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution" and, collectively, "Eligible Institutions"), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within two trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Dated:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.